SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                                  July 6, 2006
                                (Date of Report)


                            ALANCO TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    0-9437
                            (Commission File No.)

               Arizona                                  86-0220694
      (State or other jurisdiction)         ( IRS Employer Identification No.)

               15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA 85260
              (Address of Principal Executive Office)      (Zip Code)

                                  (480)607-1010
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CRF 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4 ( c) under the Exchange Act (17 CFR 240.134-4(c))


Item 2.01 Completion of Acquisition or Disposition of Assets.

The acquisition transaction whereby Alanco Technologies, Inc. acquired StarTrak Systems, LLC (StarTrak), a provider of GPS tracking and wireless subscription data services to the transportation industry, was completed on June 30, 2006. The acquisition agreement was filed as an exhibit to Form 8-K filed with the SEC on June 27, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In conjunction with the acquisition, effective July 1, 2006, Mr. Tim Slifkin, President and Chief Executive Officer of StarTrak, was appointed to the Company's Board of Directors. Mr. Steven Oman resigned from his position on Alanco's Board of Directors to allow for a continuing majority of independent directors on the Company's Board. Mr. Oman's resignation was not due to any disagreement with the registrant but was solely for the purpose of compliance with the Sarbanes-Oxley requirement that the Company's Board of Directors be comprised of a majority of independent members. Mr. Oman will continue as Alanco's Corporate Counsel.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - Alanco Press Release


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006                   ALANCO TECHNOLOGIES, INC.
                                     By: /s/ John A Carlson
                                         ------------------
                                         Chief Financial Officer